Exhibit 99.1

For Immediate Release	January 26, 2021

SIMMONS FIRST NATIONAL CORPORATION REPORTS 2020 EARNINGS

Pine Bluff, AR – Simmons First National Corporation (NASDAQ: SFNC) (the “Company” or “Simmons”), parent company of Simmons Bank, today announced net income of $254.9 million for the year ended December 31, 2020, compared to $237.8 million for 2019, an increase of $17.0 million, or 7.2%. Diluted earnings per share were $2.31 for 2020, a decrease of $0.10 or 4.2%, compared to the prior year. Included in the 2020 results were $9.4 million in net after-tax merger-related, early retirement program and net branch right-sizing costs and the gains on the sales of branches in Texas and Colorado. Excluding the impact of these items, core earnings were $264.3 million for the year ended December 31, 2020, compared to $269.6 million for 2019, a decrease of $5.3 million, or 2.0%. Core diluted earnings per share were $2.40, a decrease of $0.33 or 12.1%, from 2019.

Fourth quarter 2020 net income was $53.0 million compared to $52.7 million for the same period in 2019. Diluted earnings per share were $0.49 for the fourth quarters of both 2020 and 2019. Excluding $9.0 million in net after-tax merger-related, early retirement program and net branch right-sizing costs, fourth quarter 2020 core earnings were $62.0 million, a decrease of $9.1 million, or 12.8%, compared to the fourth quarter of 2019. Core diluted earnings per share were $0.57, a decrease of $0.09, or 13.6%, from the same period in 2019.

“As we look back on a very challenging year, we are very proud of the teamwork and results we achieved,” said George A. Makris, Jr., chairman and CEO of Simmons First National Corporation. “We mobilized over 1,500 associates to work from home at times during the year while maintaining our ability to serve our customers. We provided over 8,000 PPP loans totaling almost $1 billion to businesses that faced extraordinary uncertainty and helped support over 100,000 jobs. We integrated Landmark Bank into Simmons Bank, not without some obstacles due to COVID-19 restrictions, but our associates persevered to get the job done. We contributed $3 million to the Simmons First Foundation to support conservation projects throughout our service area. We enhanced our digital banking offerings, and our customers have benefitted from their ability to conduct their business when they want, where they want. We worked diligently to position ourselves with less risk and with the capacity to help the economy recover from the economic crisis caused by COVID-19. We increased our dividend to our shareholders, and our profitability was excellent, especially under the circumstances. Also during 2020, we successfully completed our regulatory exam cycle, including our first CFPB exam. I, personally, could not be prouder of our team.”

Selected Highlights:	FY 2020	FY 2019	4th Qtr 2020	4th Qtr 2019
Net income	$254.9 million	$237.8 million	$53.0 million	$52.7 million
Diluted earnings per share	$2.31	$2.41	$0.49	$0.49
Return on avg assets	1.18%	1.33%	0.96%	1.04%
Return on avg common equity	8.72%	9.93%	7.13%	8.01%
Return on tangible common equity (1)	15.25%	17.99%	12.48%	14.62%

Core earnings (2)	$264.3 million	$269.6 million	$62.0 million	$71.1 million
Core diluted earnings per share (2)	$2.40	$2.73	$0.57	$0.66
Core return on avg assets (2)	1.22%	1.51%	1.13%	1.41%
Core return on avg common equity (2)	9.05%	11.25%	8.34%	10.80%
Core return on tangible common equity (1)(2)	15.79%	20.31%	14.51%	19.49%
Efficiency ratio (3)	54.66%	50.33%	55.27%	52.63%
Adjusted pre-tax, pre-provision earnings (2)	$352.7 million	$375.0 million	$83.1 million	$95.1 million

(1)	Return on tangible common equity excludes goodwill and other intangible assets and is a non-GAAP measurement. Please see “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below.
(2)	Core figures exclude non-core items and are non-GAAP measurements. Adjusted pre-tax, pre-provision earnings excludes provision for income taxes, provisions for credit losses and unfunded commitments, gains on sales of securities, and other pre-tax, non-core items, and is also a non-GAAP measurement. Please see “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below.
(3)	Efficiency ratio is core non-interest expense before foreclosed property expense and amortization of intangibles, as a percent of net interest income (fully taxable equivalent) and non-interest revenues, excluding gains and losses from securities transactions and non-core items, and is a non-GAAP measurement. Please see “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below.

P.O. BOX 7009 501 MAIN STREET PINE BLUFF, ARKANSAS 71611-7009 (870) 541-1000 www.simmonsbank.com

Loans

($ in billions)	4th Qtr 2020	3rd Qtr 2020	4th Qtr 2019
Total loans	$12.90	$14.02	$14.43

Total loans were $12.9 billion at December 31, 2020, a decrease of $1.5 billion, or 10.6%, compared to December 31, 2019. On a linked-quarter basis (December 31, 2020 compared to September 30, 2020), total loans decreased $1.1 billion, or 8.0%. “The decline in the loan balance reflects the tepid loan demand during 2020. Approximately $375 million of the decrease was due to the sale of loans associated with branch sales in South Texas and Colorado during the year. Our total loan pipeline consisting of all loan opportunities, which was a robust $1.7 billion at December 31, 2019 fell to $374 million at September 30, 2020. The pipeline is starting to rebuild and ended 2020 at $674 million, including $177 million in loans approved and ready to close. On a positive note, our concentration levels in commercial real estate are now well below regulatory guidelines and we have substantial capacity to make additional loans, help borrowers in our markets and help the economy recover,” said Makris.

Through December 31, 2020, the Company originated approximately 8,200 loans under the Paycheck Protection Program (“PPP”) of the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act, with an average balance of $119,000 per loan. Approximately 93% of the PPP loans had a balance less than $350,000 as of December 31, 2020.

PPP Loans Balance as of December 31, 2020	# of Loans		Original Balance ($ in millions)		Balance December 31, 2020 ($ in millions)
Less than $50,000	5,220	63%	$94.5	10%	$90.8	10%
$50,000 to $350,000	2,445	30%	$305.2	31%	$285.2	31%
More than $350,000 to less than $2 million	481	6%	$357.9	37%	$315.4	35%
$2 million to $10 million	62	1%	$217.9	22%	$213.3	24%
Total	8,208	100%	$975.6	100%	$904.7	100%

Deposits

($ in billions)	4th Qtr 2020	3rd Qtr 2020	4th Qtr 2019
Total deposits	$17.0	$16.2	$16.1
Non-interest bearing deposits	$4.5	$4.4	$3.7
Interest bearing deposits	$9.7	$9.0	$9.1
Time deposits	$2.8	$2.8	$3.3

Total deposits were $17.0 billion at December 31, 2020, an increase of $878.1 million, or 5.5%, since December 31, 2019. On a linked-quarter basis, total deposits increased $740.4 million, or 4.6%, primarily due to increases in interest bearing accounts. Both consumer and commercial deposit balances have grown since the economic stimulus legislation, including legislation that established the PPP program, was implemented in mid-2020. Trends affected by the increasing cash balances are paydowns on loans, reduced credit card balances and fewer overdraft activities.

Net Interest Income

	4th Qtr 2020	3rd Qtr 2020	2nd Qtr 2020	1st Qtr 2020	4th Qtr 2019
Loan yield (1)	4.74%	4.54%	4.84%	5.19%	5.43%
Core loan yield (1) (2)	4.47%	4.29%	4.52%	4.86%	5.00%
Security yield (1)	2.48%	2.60%	2.50%	2.63%	2.73%
Cost of interest bearing deposits	0.47%	0.54%	0.59%	1.03%	1.22%
Cost of deposits (3)	0.34%	0.39%	0.44%	0.80%	0.94%
Cost of borrowed funds	1.88%	1.85%	1.84%	2.06%	2.30%
Net interest margin (1)	3.22%	3.21%	3.42%	3.68%	3.78%
Core net interest margin (1) (2)	3.04%	3.02%	3.18%	3.42%	3.44%

(1)	Fully tax equivalent using an effective tax rate of 26.135%.
(2)	Core loan yield and core net interest margin exclude accretion and are non-GAAP measurements. Please see “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below.
(3)	Includes non-interest bearing deposits.

The Company’s net interest income for the fourth quarter of 2020 was $155.0 million, a decrease of $12.1 million, or 7.3%, from the same period in 2019. The decrease in net interest income was primarily due to the decline in the loan yield of 69 basis points and the lower average loan balance during the period. Included in interest income was the yield accretion recognized on loans acquired of $9.0 million and $15.1 million for the fourth quarters of 2020 and 2019, respectively.

The loan yield was 4.74% for the quarter ended December 31, 2020, a 20 basis point increase from the third quarter of 2020. The core loan yield, which excludes the accretion, was 4.47% for the same period. The PPP loan yield was approximately 2.42% during the fourth quarter of 2020 (including accretion of net fees), which decreased the Company’s overall loan yield by approximately 13 basis points.

Net interest margin (FTE) was 3.22% for the quarter ended December 31, 2020, while the core net interest margin, which excludes the accretion, was 3.04% for the same period. The net interest margin during the fourth quarter of 2020 was affected by additional liquidity and the lower yielding PPP loans originated during the second and third quarters of 2020, which decreased the net interest margin by approximately 38 basis points.

Non-Interest Income

Non-interest income for 2020 was $248.5 million, an increase of $43.5 million compared to the previous year. The increase was primarily due to a $19.5 million increase in mortgage lending income and a $41.5 million increase in gains on sale of securities recognized on the rebalancing of the investment portfolio during 2020. These increases were partially offset by the one-time gain on sale of the Visa Inc. class B common stock of $42.9 million that was completed during the third quarter of 2019.

Non-interest income for the fourth quarter of 2020 was $44.1 million, a decrease of $1.6 million compared to the same period in the previous year.

Selected Non-Interest Income Items ($ in millions)	FY 2020	FY 2019	4th Qtr 2020	4th Qtr 2019
Service charges on deposit accounts	$43.1	$44.8	$10.8	$13.3
Mortgage lending income	$34.5	$15.0	$3.0	$4.0
SBA lending income	$1.3	$2.7	$0.5	$0.3
Debit and credit card fees	$33.5	$29.3	$8.7	$8.9
Gain on sale of securities	$54.8	$13.3	-	$0.4
Other income	$38.5	$62.0	$10.6	$7.1

Core other income (1)(2)	$29.8	$62.0	$10.3	$7.1

(1)	Core figures exclude non-core items and are non-GAAP measurements. Please see “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below.
(2)	Core other income includes the gain on sale of Visa Inc. class B common stock in 2019.

Non-Interest Expense

Non-interest expense for 2020 was $493.5 million, an increase of $32.4 million compared to the previous year. Included in 2020 were $21.5 million of pre-tax non-core items, which mostly consisted of branch right sizing costs. Excluding these expenses, core non-interest expense for 2020 was $472.0 million, an increase of $53.8 million compared to 2019 core non-interest expense. The increase was primarily due to the incremental costs associated with the 2019 mergers and the Next Generation Banking (“NGB”) technology initiative. The Company recognized an additional $14.8 million in software and technology expense related to its NGB initiative in 2020.

Non-interest expense for the fourth quarter of 2020 was $128.1 million, a decrease of $14.0 million compared to the fourth quarter of 2019. Included in this quarter were $12.5 million of pre-tax non-core items for merger-related, early retirement program and branch right-sizing costs. Excluding these expenses, core non-interest expense was $115.6 million for the fourth quarter of 2020, a decrease of $1.6 million compared to the same period in 2019.

Also included during the fourth quarter of 2020 was a $3 million contribution to the Simmons First Foundation for grants to support conservation projects throughout the Simmons Bank footprint.

The efficiency ratio for 2020 was 54.66% while the efficiency ratio for the fourth quarter of 2020 was 55.27%.

Selected Non-Interest Expense Items ($ in millions)	FY 2020	FY 2019	4th Qtr 2020	4th Qtr 2019
Salaries and employee benefits	$242.5	$227.8	$55.8	$63.2
Merger related costs	$4.5	$36.4	$0.7	$24.8
Other operating expenses	$174.0	$138.9	$54.3	$38.0

Core salaries and employee benefits (1)	$239.4	$224.3	$55.6	$63.2
Core merger related costs (1)	-	-	-	-
Core other operating expenses (1)	$161.8	$135.9	$44.1	$38.0

(1)	Core figures exclude non-core items and are non-GAAP measurements. Please see “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below.

Early in 2020, the Company offered qualifying associates an early retirement option resulting in $2.9 million of non-core expense during 2020. The Company expects ongoing net annualized savings of approximately $2.9 million.

Management continuously evaluates the Company’s branch network as part of its analysis of the profitability of the Company’s operations and the efficiency with which it delivers banking services to its markets. As a result of this ongoing evaluation, the Company closed 11 branch locations during the second quarter of 2020, with estimated net annual cost savings of approximately $2.4 million related to these locations. The Company closed 23 branch locations on October 9, 2020, with an expected net annual cost savings of approximately $6.7 million. Also during 2020, nine branches were sold in South Texas and Colorado.

Asset Quality

	4th Qtr 2020	3rd Qtr 2020	2nd Qtr 2020	1st Qtr 2020	4th Qtr 2019
Allowance for credit losses on loans to total loans	1.85%	1.77%	1.59%	1.69%	0.47%
Allowance for credit losses on loans to non-performing loans	193%	147%	175%	154%	74%
Non-performing loans to total loans	0.96%	1.20%	0.91%	1.10%	0.64%
Net charge-off ratio (annualized)	0.52%	0.16%	1.04%	0.07%	0.09%
Net charge-off ratio YTD (annualized)	0.45%	0.43%	0.56%	0.07%	0.24%

At December 31, 2020, the allowance for credit losses on loans was $238.1 million. Included in total loans was $904.7 million of government guaranteed PPP loans. Non-performing loans decreased $45.2 million during the fourth quarter of 2020, which contributed to the decrease in provision for credit losses for the quarter when compared to the third quarter of 2020.

Provision for credit losses for 2020 was $75.0 million, an increase of $31.7 million from 2019. Provision for credit losses for the fourth quarter of 2020 was $6.9 million, an increase of $2.0 million when compared to the same period of 2019. Makris stated, “Due to the uncertainty in the economy during 2020, we were quick to offer loan modifications to our customers to help them through the uncertain times. The majority of modified loans are projected to return to regular payments prior to the end of the third quarter of 2021. We feel we have made adequate provision for potential risk in our credit portfolio and have reviewed and adjusted the risk rating of all modified loans.” Makris continued, “The hospitality industry, particularly hotels, continues to struggle with a return to normal.”

Foreclosed Assets and Other Real Estate Owned

At December 31, 2020, foreclosed assets and other real estate owned were $18.4 million, a decrease of $728,000, or 3.8%, compared to the same period in 2019. The composition of these assets is divided into three types:

($ in millions)	4th Qtr 2020	3rd Qtr 2020	2nd Qtr 2020	1st Qtr 2020	4th Qtr 2019
Closed bank branches and branch sites	$0.6	$0.6	$2.7	$8.8	$5.7
Foreclosed assets – acquired	$15.3	$9.3	$9.2	$9.2	$10.3
Foreclosed assets – legacy	$2.5	$2.7	$2.2	$2.8	$3.1

Capital

	4th Qtr 2020	3rd Qtr 2020	2nd Qtr 2020	1st Qtr 2020	4th Qtr 2019
Stockholders’ equity to total assets	13.3%	13.7%	13.3%	13.7%	14.1%
Tangible common equity to tangible assets (1)	8.5%	8.7%	8.3%	8.4%	9.0%
Regulatory common equity tier 1 ratio	13.4%	12.6%	11.9%	11.1%	10.9%
Regulatory tier 1 leverage ratio	9.1%	9.1%	8.8%	9.0%	9.6%
Regulatory tier 1 risk-based capital ratio	13.4%	12.6%	11.9%	11.1%	10.9%
Regulatory total risk-based capital ratio	16.8%	15.8%	14.9%	14.1%	13.7%

(1)	Tangible common equity to tangible assets is a non-GAAP measurement. Please see “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below.

At December 31, 2020, common stockholders' equity was $3.0 billion. Book value per share was $27.53 and tangible book value per share was $16.56 at December 31, 2020. The ratio of stockholders’ equity to total assets was 13.3% at December 31, 2020, while the ratio of tangible common equity to tangible assets was 8.5%. As of December 31, 2020, PPP loans totaled $904.7 million, which are 100% federally guaranteed and have a zero percent risk-weight for regulatory capital ratios. Excluding PPP loans from total assets, equity to total assets was 13.9%, tangible common equity to tangible assets was 8.8% and the regulatory tier 1 leverage ratio was 9.5%.

Simmons First National Corporation

Simmons First National Corporation is a financial holding company headquartered in Pine Bluff, Arkansas, with total consolidated assets of approximately $22.4 billion as of December 31, 2020. The Company, through its subsidiaries, conducts financial operations in Arkansas, Illinois, Kansas, Missouri, Oklahoma, Tennessee and Texas and offers comprehensive financial solutions delivered with a client-centric approach. The Company’s common stock is listed on the NASDAQ Global Select Market under the symbol “SFNC.”

Conference Call

Management will conduct a live conference call to review this information beginning at 9:00 a.m. CST today, Tuesday, January 26, 2021. Interested persons can listen to this call by dialing toll-free 1-866-298-7926 (United States and Canada only) and asking for the Simmons First National Corporation conference call, conference ID 3994603. In addition, the call will be available live or in recorded version on the Company’s website at www.simmonsbank.com for at least 60 days.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. These measures adjust GAAP performance measures to, among other things, include the tax benefit associated with revenue items that are tax-exempt, as well as exclude from income available to common shareholders, non-interest income, and non-interest expense certain income and expenses related to significant non-core activities, including merger-related expenses, gain on sale of branches, early retirement program expenses and net branch right-sizing expenses. In addition, the Company also presents certain figures based on tangible common stockholders’ equity, tangible assets and tangible book value, which exclude goodwill and other intangible assets. The Company further presents certain figures that are exclusive of the impact of PPP loans. The Company’s management believes that these non-GAAP financial measures are useful to investors because they, among other things, present the results of the Company’s ongoing operations without the effect of mergers or other items not central to the Company’s ongoing business, as well as normalize for tax effects. Management, therefore, believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

Forward-Looking Statements

Some of the statements in this news release may not be based on historical facts and should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including, without limitation, statements made in Mr. Makris’s quotes, may be identified by reference to future periods or by the use of forward-looking terminology, such as “believe,” “budget,” “expect,” “foresee,” “anticipate,” “intend,” “indicate,” “target,” “estimate,” “plan,” “project,” “continue,” “contemplate,” “positions,” “prospects,” “predict,” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could,” “might” or “may,” or by variations of such words or by similar expressions. These forward-looking statements include, without limitation, statements relating to Simmons’ future growth, revenue, assets, asset quality, profitability, net interest margin, non-interest revenue, share repurchase program, acquisition strategy, NGB and other digital banking initiatives, the Company’s ability to recruit and retain key employees, the benefits associated with the Company’s early retirement program, branch closures and branch sales, the adequacy of the allowance for credit losses, the ability of the Company to manage the impact of the COVID-19 pandemic, expectations and projections regarding the Company’s COVID-19 loan modification program, and the impacts of the Company’s and its customers participation in the PPP. Any forward-looking statement speaks only as of the date of this news release, and Simmons undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this news release. By nature, forward-looking statements are based on various assumptions and involve inherent risk and uncertainties. Various factors, including, but not limited to, changes in economic conditions, credit quality, interest rates, loan demand, deposit flows, real estate values, the assumptions used in making the forward-looking statements, the securities markets generally or the price of Simmons common stock specifically, and information technology affecting the financial industry; the effect of steps the Company takes and has taken in response to COVID-19; the severity and duration of the pandemic, including the effectiveness of vaccination efforts; the pace of recovery when the pandemic subsides and the heightened impact it has on many of the risks described herein; the effects of the COVID-19 pandemic on, among other things, the Company’s operations, liquidity, and credit quality; general economic and market conditions; unemployment; claims, damages, and fines related to litigation or government actions, including litigation or actions arising from the Company’s participation in and administration of programs related to the COVID-19 pandemic (including, among other things, the PPP loan program authorized by the CARES Act); changes in accounting principles relating to loan loss recognition (current expected credit losses, or CECL); the Company’s ability to manage and successfully integrate its mergers and acquisitions; cyber threats, attacks or events; reliance on third parties for key services; government legislation; and other factors, many of which are beyond the control of the Company, could cause actual results to differ materially from those contemplated by the forward-looking statements. Additional information on factors that might affect the Company’s financial results is included in the Company’s Form 10-K for the year ended December 31, 2019, and its Form 10-Q for the quarter ended June 30, 2020, which have been filed with, and are available from, the U.S. Securities and Exchange Commission.

####

FOR MORE INFORMATION CONTACT:

Stephen C. Massanelli

EVP, Chief Administrative Officer and Investor Relations Officer

Simmons First National Corporation

steve.massanelli@simmonsbank.com

Simmons First National Corporation					SFNC
Consolidated End of Period Balance Sheets
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2020	2020	2020	2020	2019
($ in thousands)
ASSETS
Cash and non-interest bearing balances due from banks	$217,499	$382,691	$234,998	$244,123	$277,208
Interest bearing balances due from banks and federal funds sold	3,254,653	2,139,440	2,310,162	1,493,076	719,415
Cash and cash equivalents	3,472,152	2,522,131	2,545,160	1,737,199	996,623
Interest bearing balances due from banks - time	1,579	4,061	4,561	4,309	4,554
Investment securities - held-to-maturity	333,031	47,102	51,720	53,968	40,927
Investment securities - available-for-sale	3,473,598	2,607,288	2,496,896	2,466,640	3,288,343
Mortgage loans held for sale	137,378	192,729	120,034	49,984	58,102
Other assets held for sale	100	389	399	115,315	260,332
Loans:
Loans	12,900,897	14,017,442	14,606,900	14,374,277	14,425,704
Allowance for credit losses on loans	(238,050)	(248,251)	(231,643)	(243,195)	(68,244)
Net loans	12,662,847	13,769,191	14,375,257	14,131,082	14,357,460
Premises and equipment	441,692	470,491	478,896	484,990	492,384
Premises held for sale	15,008	4,486	4,576	-	-
Foreclosed assets and other real estate owned	18,393	12,590	14,111	20,805	19,121
Interest receivable	72,597	77,352	79,772	57,039	62,707
Bank owned life insurance	255,630	257,718	256,643	255,197	254,152
Goodwill	1,075,305	1,075,305	1,064,765	1,064,978	1,055,520
Other intangible assets	111,110	114,460	117,823	121,673	127,340
Other assets	289,332	282,102	293,071	278,173	241,578
Total assets	$22,359,752	$21,437,395	$21,903,684	$20,841,352	$21,259,143

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non-interest bearing transaction accounts	$4,482,091	$4,451,385	$4,608,098	$3,572,244	$3,741,093
Interest bearing transaction accounts and savings deposits	9,672,608	8,993,255	8,978,045	8,840,678	9,090,878
Time deposits	2,832,327	2,802,007	3,029,975	3,146,811	3,276,969
Total deposits	16,987,026	16,246,647	16,616,118	15,559,733	16,108,940
Federal funds purchased and securities sold
under agreements to repurchase	299,111	313,694	387,025	377,859	150,145
Other borrowings	1,342,067	1,342,769	1,393,689	1,396,829	1,297,599
Subordinated notes and debentures	382,874	382,739	382,604	388,396	388,260
Other liabilities held for sale	154,620	-	-	58,405	159,853
Accrued interest and other liabilities	217,398	209,305	219,545	214,730	165,422
Total liabilities	19,383,096	18,495,154	18,998,981	17,995,952	18,270,219

Stockholders' equity:
Preferred stock	767	767	767	767	767
Common stock	1,081	1,090	1,090	1,090	1,136
Surplus	2,014,076	2,032,372	2,029,383	2,026,420	2,117,282
Undivided profits	901,006	866,503	819,153	778,893	848,848
Accumulated other comprehensive income (loss):
Unrealized accretion (depreciation) on AFS securities	59,726	41,509	54,310	38,230	20,891
Total stockholders' equity	2,976,656	2,942,241	2,904,703	2,845,400	2,988,924
Total liabilities and stockholders' equity	$22,359,752	$21,437,395	$21,903,684	$20,841,352	$21,259,143

Simmons First National Corporation					SFNC
Consolidated Statements of Income - Quarter-to-Date
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2020	2020	2020	2020	2019
($ in thousands, except per share data)
INTEREST INCOME
Loans	$160,115	$163,180	$176,910	$187,566	$193,402
Interest bearing balances due from banks and federal funds sold	716	623	603	2,441	2,625
Investment securities	17,207	14,910	13,473	18,943	16,962
Mortgage loans held for sale	1,070	1,012	668	281	402
TOTAL INTEREST INCOME	179,108	179,725	191,654	209,231	213,391
INTEREST EXPENSE
Time deposits	7,835	9,437	10,803	13,323	16,198
Other deposits	6,536	6,769	7,203	17,954	20,331
Federal funds purchased and securities
sold under agreements to repurchase	284	335	337	759	368
Other borrowings	4,869	4,943	4,963	4,877	4,615
Subordinated notes and debentures	4,624	4,631	4,667	4,835	4,813
TOTAL INTEREST EXPENSE	24,148	26,115	27,973	41,748	46,325
NET INTEREST INCOME	154,960	153,610	163,681	167,483	167,066
Provision for credit losses	6,943	22,981	21,915	23,134	4,903
NET INTEREST INCOME AFTER PROVISION
FOR CREDIT LOSSES	148,017	130,629	141,766	144,349	162,163
NON-INTEREST INCOME
Trust income	6,557	6,744	7,253	7,151	7,430
Service charges on deposit accounts	10,799	10,385	8,570	13,328	13,332
Other service charges and fees	1,783	1,764	1,489	1,588	1,915
Mortgage lending income	2,993	13,971	12,459	5,046	4,029
SBA lending income	484	304	245	296	321
Investment banking income	676	557	571	877	822
Debit and credit card fees	8,710	8,850	7,996	7,914	8,920
Bank owned life insurance income	1,481	1,591	1,445	1,298	1,411
Gain on sale of securities, net	16	22,305	390	32,095	377
Other income	10,557	5,380	9,809	12,801	7,073
TOTAL NON-INTEREST INCOME	44,056	71,851	50,227	82,394	45,630
NON-INTEREST EXPENSE
Salaries and employee benefits	55,762	61,144	57,644	67,924	63,235
Occupancy expense, net	9,182	9,647	9,217	9,510	9,272
Furniture and equipment expense	5,940	6,231	6,144	5,723	5,758
Other real estate and foreclosure expense	551	602	274	325	1,089
Deposit insurance	1,627	2,244	2,838	2,475	(134)
Merger-related costs	731	902	1,830	1,068	24,831
Other operating expenses	54,342	38,179	39,651	41,788	38,044
TOTAL NON-INTEREST EXPENSE	128,135	118,949	117,598	128,813	142,095
NET INCOME BEFORE INCOME TAXES	63,938	83,531	74,395	97,930	65,698
Provision for income taxes	10,970	17,633	15,593	20,694	12,976
NET INCOME	52,968	65,898	58,802	77,236	52,722
Preferred stock dividends	13	13	13	13	13
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$52,955	$65,885	$58,789	$77,223	$52,709
BASIC EARNINGS PER SHARE	$0.49	$0.60	$0.54	$0.68	$0.49
DILUTED EARNINGS PER SHARE	$0.49	$0.60	$0.54	$0.68	$0.49

Simmons First National Corporation					SFNC
Consolidated Risk-Based Capital
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2020	2020	2020	2020	2019
($ in thousands)
Tier 1 capital
Stockholders' equity	$2,976,656	$2,942,241	$2,904,703	$2,845,400	$2,988,924
CECL transition provision (1)	131,430	134,798	130,480	134,558	-
Disallowed intangible assets, net of deferred tax	(1,163,797)	(1,167,357)	(1,160,385)	(1,164,038)	(1,160,079)
Unrealized (gain) loss on AFS securities	(59,726)	(41,509)	(54,310)	(38,230)	(20,891)
Total Tier 1 capital	1,884,563	1,868,173	1,820,488	1,777,690	1,807,954

Tier 2 capital
Trust preferred securities and subordinated debt	382,874	382,739	382,604	388,396	388,260
Qualifying allowance for loan losses and
reserve for unfunded commitments	89,546	96,734	83,780	96,015	76,644
Total Tier 2 capital	472,420	479,473	466,384	484,411	464,904
Total risk-based capital	$2,356,983	$2,347,646	$2,286,872	$2,262,101	$2,272,858

Risk weighted assets	$14,034,563	$14,878,932	$15,362,175	$16,012,233	$16,554,081

Adjusted average assets for leverage ratio	$20,765,127	$20,652,454	$20,742,824	$19,832,219	$18,852,798

Ratios at end of quarter
Equity to assets	13.31%	13.72%	13.26%	13.65%	14.06%
Tangible common equity to tangible assets (2)	8.45%	8.65%	8.31%	8.44%	8.99%
Common equity Tier 1 ratio (CET1)	13.42%	12.55%	11.85%	11.10%	10.92%
Tier 1 leverage ratio	9.08%	9.05%	8.78%	8.96%	9.59%
Tier 1 risk-based capital ratio	13.43%	12.56%	11.85%	11.10%	10.92%
Total risk-based capital ratio	16.79%	15.78%	14.89%	14.13%	13.73%

(1) The Company has elected to use the CECL transition provision allowed for in the year of adopting ASC 326.

(2) Calculations of tangible common equity to tangible assets and the reconciliations to GAAP are included in the schedules accompanying this release.

Simmons First National Corporation					SFNC
Consolidated Investment Securities
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2020	2020	2020	2020	2019
($ in thousands)
Investment Securities - End of Period
Held-to-Maturity
Mortgage-backed securities	$22,354	$24,297	$25,980	$27,121	$10,796
State and political subdivisions	310,109	21,930	24,777	25,985	27,082
Other securities	568	875	963	862	3,049
Total held-to-maturity (net of credit losses)	333,031	47,102	51,720	53,968	40,927
Available-for-Sale
U.S. Treasury	$-	$-	$-	$424,989	$449,729
U.S. Government agencies	477,237	471,973	210,921	161,289	194,249
Mortgage-backed securities	1,394,936	903,687	1,154,086	1,179,837	1,742,945
State and political subdivisions	1,470,723	1,133,006	1,054,068	678,243	880,524
Other securities	130,702	98,622	77,821	22,282	20,896
Total available-for-sale (net of credit losses)	3,473,598	2,607,288	2,496,896	2,466,640	3,288,343
Total investment securities (net of credit losses)	$3,806,629	$2,654,390	$2,548,616	$2,520,608	$3,329,270
Fair value - HTM investment securities	$341,925	$49,064	$53,751	$55,714	$41,855

Investment Securities - QTD Average
Taxable securities	$1,757,234	$1,534,742	$1,642,083	$2,324,188	$1,940,755
Tax exempt securities	1,528,127	1,155,099	866,944	900,223	825,000
Total investment securities - QTD average	$3,285,361	$2,689,841	$2,509,027	$3,224,411	$2,765,755

Simmons First National Corporation					SFNC
Consolidated Loans
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2020	2020	2020	2020	2019
($ in thousands)
Loan Portfolio - End of Period
Consumer
Credit cards	$180,354	$172,880	$184,348	$188,596	$204,802
Other consumer	210,870	190,736	214,024	267,870	249,694
Total consumer	391,224	363,616	398,372	456,466	454,496
Real Estate
Construction	1,596,255	1,853,360	2,010,256	2,024,118	2,236,861
Single-family residential	1,880,673	1,997,070	2,207,087	2,343,543	2,442,064
Other commercial real estate	5,746,863	6,132,823	6,316,444	6,466,104	6,205,599
Total real estate	9,223,791	9,983,253	10,533,787	10,833,765	10,884,524
Commercial
Commercial	2,574,386	2,907,798	3,038,216	2,314,472	2,495,516
Agricultural	175,905	241,687	217,715	191,535	315,454
Total commercial	2,750,291	3,149,485	3,255,931	2,506,007	2,810,970
Other	535,591	521,088	418,810	578,039	275,714
Total Loans	$12,900,897	$14,017,442	$14,606,900	$14,374,277	$14,425,704

Simmons First National Corporation					SFNC
Consolidated Allowance and Asset Quality
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2020	2020	2020	2020	2019
($ in thousands)
Allowance for Credit Losses on Loans
Beginning balance, prior to adoption of ASC 326				$68,244	$66,590
Impact of adopting ASC 326 (1)				$151,377
Beginning balance, after adoption of ASC 326	$248,251	$231,641	$243,195	$219,621

Loans charged off
Credit cards	787	832	1,053	1,441	1,287
Other consumer	960	1,091	592	1,379	1,425
Real estate	10,415	1,153	1,824	396	892
Commercial	8,199	4,327	35,687	523	459
Total loans charged off	20,361	7,403	39,156	3,739	4,063

Recoveries of loans previously charged off
Credit cards	241	276	272	225	287
Other consumer	355	366	301	443	304
Real estate	431	120	253	101	146
Commercial	1,835	936	98	347	77
Total recoveries	2,862	1,698	924	1,116	814
Net loans charged off	17,499	5,705	38,232	2,623	3,249
Provision for credit losses on loans	7,298	22,315	26,678	26,197	4,903
Balance, end of quarter	$238,050	$248,251	$231,641	$243,195	$68,244

Non-performing assets
Non-performing loans
Nonaccrual loans	$122,968	$168,349	$131,888	$156,746	$91,723
Loans past due 90 days or more	322	156	537	1,305	855
Total non-performing loans	123,290	168,505	132,425	158,051	92,578
Other non-performing assets
Foreclosed assets and other real estate owned	18,393	12,590	14,111	20,805	19,121
Other non-performing assets	2,016	1,983	2,008	2,169	1,964
Total other non-performing assets	20,409	14,573	16,119	22,974	21,085
Total non-performing assets	$143,699	$183,078	$148,544	$181,025	$113,663
Performing TDRs (troubled debt restructurings)	$3,138	$3,379	$3,960	$4,110	$4,411

Ratios
Allowance for credit losses on loans to total loans	1.85%	1.77%	1.59%	1.69%	0.47%
Allowance for credit losses to non-performing loans	193%	147%	175%	154%	74%
Non-performing loans to total loans	0.96%	1.20%	0.91%	1.10%	0.64%
Non-performing assets (including performing TDRs)
to total assets	0.66%	0.86%	0.70%	0.89%	0.56%
Non-performing assets to total assets	0.64%	0.85%	0.68%	0.87%	0.53%
Annualized net charge offs to total loans	0.52%	0.16%	1.04%	0.07%	0.09%
Annualized net credit card charge offs to
total credit card loans	1.20%	1.26%	1.67%	2.29%	1.99%

(1) The Company adopted ASC 326.effective January 1, 2020.

Simmons First National Corporation									SFNC
Consolidated - Average Balance Sheet and Net Interest Income Analysis
For the Quarters Ended
(Unaudited)
	Three Months Ended Dec 2020			Three Months Ended Sep 2020			Three Months Ended Dec 2019
($ in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets:
Interest bearing balances due from banks
and federal funds sold	$2,651,938	$716	0.11%	$2,265,233	$623	0.11%	$789,035	$2,625	1.32%
Investment securities - taxable	1,757,234	7,720	1.75%	1,534,742	7,193	1.86%	1,940,755	11,080	2.27%
Investment securities - non-taxable (FTE)	1,528,127	12,778	3.33%	1,155,099	10,382	3.58%	825,000	7,945	3.82%
Mortgage loans held for sale	179,275	1,070	2.37%	145,226	1,012	2.77%	53,511	402	2.98%
Loans (FTE)	13,457,077	160,306	4.74%	14,315,014	163,379	4.54%	14,144,703	193,511	5.43%
Total interest earning assets (FTE)	19,573,651	182,590	3.71%	19,415,314	182,589	3.74%	17,753,004	215,563	4.82%
Non-earning assets	2,278,443			2,350,007			2,288,886
Total assets	$21,852,094			$21,765,321			$20,041,890

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest bearing liabilities:
Interest bearing transaction and
savings accounts	$9,389,570	$6,536	0.28%	$8,977,886	$6,769	0.30%	$8,440,090	$20,331	0.96%
Time deposits	2,823,166	7,835	1.10%	2,998,091	9,437	1.25%	3,393,089	16,198	1.89%
Total interest bearing deposits	12,212,736	14,371	0.47%	11,975,977	16,206	0.54%	11,833,179	36,529	1.22%
Federal funds purchased and securities
sold under agreement to repurchase	340,333	284	0.33%	386,631	335	0.34%	147,395	368	0.99%
Other borrowings	1,342,403	4,869	1.44%	1,357,278	4,943	1.45%	1,168,897	4,615	1.57%
Subordinated notes and debentures	382,808	4,624	4.81%	382,672	4,631	4.81%	376,766	4,813	5.07%
Total interest bearing liabilities	14,278,280	24,148	0.67%	14,102,558	26,115	0.74%	13,526,237	46,325	1.36%
Non-interest bearing liabilities:
Non-interest bearing deposits	4,413,168			4,529,782			3,524,092
Other liabilities	204,014			190,169			379,909
Total liabilities	18,895,462			18,822,509			17,430,238
Stockholders' equity	2,956,632			2,942,812			2,611,652
Total liabilities and stockholders' equity	$21,852,094			$21,765,321			$20,041,890
Net interest income (FTE)		$158,442			$156,474			$169,238
Net interest spread (FTE)			3.04%			3.00%			3.46%
Net interest margin (FTE) - quarter-to-date			3.22%			3.21%			3.78%

Net interest margin (FTE) - year-to-date			3.38%			3.43%			3.85%

Core net interest margin (FTE) - quarter-to-date (1)			3.04%			3.02%			3.44%
Core loan yield (FTE) - quarter-to-date (1)			4.47%			4.29%			5.00%

Core net interest margin (FTE) - year-to-date (1)			3.16%			3.20%			3.59%
Core loan yield (FTE) - year-to-date (1)			4.54%			4.56%			5.18%

(1) Calculations of core net interest margin and core loan yield and the reconciliations to GAAP are included in the schedules accompanying this release.

Simmons First National Corporation					SFNC
Consolidated - Selected Financial Data
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2020	2020	2020	2020	2019
($ in thousands, except share data)
QUARTER-TO-DATE
Financial Highlights - GAAP
Net Income	$52,955	$65,885	$58,789	$77,223	$52,709
Diluted earnings per share	0.49	0.60	0.54	0.68	0.49
Return on average assets	0.96%	1.20%	1.08%	1.48%	1.04%
Return on average common equity	7.13%	8.91%	8.21%	10.83%	8.01%
Return on tangible common equity	12.48%	15.45%	14.55%	19.00%	14.62%
Net interest margin (FTE)	3.22%	3.21%	3.42%	3.68%	3.78%
FTE adjustment	3,482	2,864	2,350	2,305	2,172
Amortization of intangibles	3,351	3,362	3,369	3,413	3,270
Amortization of intangibles, net of taxes	2,475	2,483	2,489	2,521	2,416
Average diluted shares outstanding	108,888,264	109,207,294	109,130,866	113,137,223	108,472,559
Shares repurchased under plan	1,034,364	-	-	4,922,336	390,000
Average price of shares repurchased	19.36	-	-	18.96	25.95
Cash dividends declared per common share	0.17	0.17	0.17	0.17	0.16
Financial Highlights - Core (non-GAAP)
Core earnings (excludes non-core items) (1)	$61,977	$68,338	$60,147	$73,838	$71,074
Core diluted earnings per share (1)	0.57	0.63	0.55	0.65	0.66
Core net interest margin (FTE) (2)	3.04%	3.02%	3.18%	3.42%	3.44%
Accretable yield on acquired loans	8,999	8,948	11,723	11,837	15,100
Efficiency ratio (1)	55.27%	54.12%	51.46%	57.79%	52.63%
Core return on average assets (1)	1.13%	1.25%	1.11%	1.42%	1.41%
Core return on average common equity (1)	8.34%	9.24%	8.40%	10.35%	10.80%
Core return on tangible common equity (1)	14.51%	16.00%	14.87%	18.19%	19.49%
YEAR-TO-DATE
Financial Highlights - GAAP
Net Income	$254,852	$201,897	$136,012	$77,223	$237,828
Diluted earnings per share	2.31	1.83	1.22	0.68	2.41
Return on average assets	1.18%	1.25%	1.28%	1.48%	1.33%
Return on average common equity	8.72%	9.27%	9.45%	10.83%	9.93%
Return on tangible common equity	15.25%	16.19%	16.57%	19.00%	17.99%
Net interest margin (FTE)	3.38%	3.43%	3.55%	3.68%	3.85%
FTE adjustment	11,001	7,519	4,655	2,305	7,322
Amortization of intangibles	13,495	10,144	6,782	3,413	11,805
Amortization of intangibles, net of taxes	9,968	7,493	5,010	2,521	8,720
Average diluted shares outstanding	110,173,661	110,480,508	111,083,999	113,137,223	98,796,628
Cash dividends declared per common share	0.68	0.51	0.34	0.17	0.64
Financial Highlights - Core (non-GAAP)
Core earnings (excludes non-core items) (1)	$264,300	$202,323	$133,985	$73,838	$269,566
Core diluted earnings per share (1)	2.40	1.83	1.21	0.65	2.73
Core net interest margin (FTE) (2)	3.16%	3.20%	3.30%	3.42%	3.59%
Accretable yield on acquired loans	41,507	32,508	23,560	11,837	41,244
Efficiency ratio (1)	54.66%	54.46%	54.62%	57.79%	50.33%
Core return on average assets (1)	1.22%	1.26%	1.26%	1.42%	1.51%
Core return on average common equity (1)	9.05%	9.29%	9.31%	10.35%	11.25%
Core return on tangible common equity (1)	15.79%	16.22%	16.33%	18.19%	20.31%
END OF PERIOD
Book value per share	$27.53	$26.98	$26.64	$26.11	$26.30
Tangible book value per share	16.56	16.07	15.79	15.22	15.89
Shares outstanding	108,077,662	109,023,781	108,994,389	108,966,331	113,628,601
Full-time equivalent employees	2,923	2,904	2,939	3,079	3,270
Total number of financial centers	204	226	226	240	251

(1) Core earnings exclude non-core items, which is a non-GAAP measurement. Reconciliations to GAAP are included in the schedules accompanying this release.

(2) Excludes accretable yield adjustment on loans, which is a non-GAAP measurement. Reconciliations to GAAP are included in the schedules accompanying this release.

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Core Earnings - Quarter-to-Date
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2020	2020	2020	2020	2019
($ in thousands, except per share data)
QUARTER-TO-DATE
Net Income	$52,955	$65,885	$58,789	$77,223	$52,709
Non-core items
Gain on sale of branches	(275)	-	(2,204)	(5,889)	-
Merger-related costs	731	902	1,830	1,068	24,831
Early retirement program	62	2,346	493	-	-
Branch right-sizing (net)	11,696	72	1,721	238	37
Tax effect (1)	(3,192)	(867)	(482)	1,198	(6,503)
Net non-core items	9,022	2,453	1,358	(3,385)	18,365
Core earnings (non-GAAP)	$61,977	$68,338	$60,147	$73,838	$71,074

Diluted earnings per share	$0.49	$0.60	$0.54	$0.68	$0.49
Non-core items
Gain on sale of branches	-	-	(0.02)	(0.05)	-
Merger-related costs	-	0.01	0.02	0.01	0.23
Early retirement program	-	0.02	-	-	-
Branch right-sizing (net)	0.11	-	0.02	-	-
Tax effect (1)	(0.03)	-	(0.01)	0.01	(0.06)
Net non-core items	0.08	0.03	0.01	(0.03)	0.17
Core diluted earnings per share (non-GAAP)	$0.57	$0.63	$0.55	$0.65	$0.66
(1) Effective tax rate of 26.135%.

Reconciliation of Selected Non-Core Non-Interest Income and Expense Items (non-GAAP)

QUARTER-TO-DATE
Other income	$10,557	$5,380	$9,809	$12,801	$7,073
Non-core items (1)	(275)	(370)	(2,204)	(5,889)	-
Core other income (non-GAAP)	$10,282	$5,010	$7,605	$6,912	$7,073

Non-interest expense	$128,135	$118,949	$117,598	$128,813	$142,095
Non-core items (1)	(12,489)	(3,690)	(4,044)	(1,306)	(24,868)
Core non-interest expense (non-GAAP)	$115,646	$115,259	$113,554	$127,507	$117,227

Salaries and employee benefits	$55,762	$61,144	$57,644	$67,924	$63,235
Non-core items (1)	(144)	(2,448)	(493)	-	-
Core salaries and employee benefits (non-GAAP)	$55,618	$58,696	$57,151	$67,924	$63,235

Merger related costs	$731	$902	$1,830	$1,068	$24,831
Non-core items (1)	(731)	(902)	(1,830)	(1,068)	(24,831)
Core merger related costs (non-GAAP)	$-	$-	$-	$-	$-

Other operating expenses	$54,342	$38,179	$39,651	$41,788	$38,044
Non-core items (1)	(10,270)	(11)	(1,662)	(212)	(4)
Core other operating expenses (non-GAAP)	$44,072	$38,168	$37,989	$41,576	$38,040

 (1) Non-core items include gain on sale of branches, merger related costs, early retirement program expenses and branch right-sizing costs.

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Core Earnings - Year-to-Date
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2020	2020	2020	2020	2019
($ in thousands, except per share data)
YEAR-TO-DATE
Net Income	$254,852	$201,897	$136,012	$77,223	$237,828
Non-core items
Gain on sale of branches	(8,368)	(8,093)	(8,093)	(5,889)	-
Merger-related costs	4,531	3,800	2,898	1,068	36,379
Early retirement program	2,901	2,839	493	-	3,464
Branch right-sizing (net)	13,727	2,031	1,959	238	3,129
Tax effect (1)	(3,343)	(151)	716	1,198	(11,234)
Net non-core items	9,448	426	(2,027)	(3,385)	31,738
Core earnings (non-GAAP)	$264,300	$202,323	$133,985	$73,838	$269,566

Diluted earnings per share	$2.31	$1.83	$1.22	$0.68	$2.41
Non-core items
Gain on sale of branches	(0.07)	(0.07)	(0.07)	(0.05)	-
Merger-related costs	0.04	0.03	0.03	0.01	0.37
Early retirement program	0.03	0.02	-	-	0.03
Branch right-sizing (net)	0.12	0.02	0.02	-	0.03
Tax effect (1)	(0.03)	-	0.01	0.01	(0.11)
Net non-core items	0.09	-	(0.01)	(0.03)	0.32
Core diluted earnings per share (non-GAAP)	$2.40	$1.83	$1.21	$0.65	$2.73

(1) Effective tax rate of 26.135%.

Reconciliation of Selected Non-Core Non-Interest Income and Expense Items (non-GAAP)

YEAR-TO-DATE
Other income	$38,547	$27,990	$22,610	$12,801	$62,015
Non-core items (1)	(8,738)	(8,463)	(8,093)	(5,889)	-
Core other income (non-GAAP)	$29,809	$19,527	$14,517	$6,912	$62,015

Non-interest expense	$493,495	$365,360	$246,411	$128,813	$461,112
Non-core items (1)	(21,529)	(9,040)	(5,350)	(1,306)	(42,972)
Core non-interest expense (non-GAAP)	$471,966	$356,320	$241,061	$127,507	$418,140

Salaries and employee benefits	$242,474	$186,712	$125,568	$67,924	$227,795
Non-core items (1)	(3,085)	(2,941)	(493)	-	(3,464)
Core salaries and employee benefits (non-GAAP)	$239,389	$183,771	$125,075	$67,924	$224,331

Merger related costs	$4,531	$3,800	$2,898	$1,068	$36,379
Non-core items (1)	(4,531)	(3,800)	(2,898)	(1,068)	(36,379)
Core merger related costs (non-GAAP)	$-	$-	$-	$-	$-

Other operating expenses	$173,960	$119,618	$81,439	$41,788	$138,852
Non-core items (1)	(12,155)	(1,885)	(1,874)	(212)	(2,938)
Core other operating expenses (non-GAAP)	$161,805	$117,733	$79,565	$41,576	$135,914

 (1) Non-core items include gain on sale of branches, merger related costs, early retirement program expenses and branch right-sizing costs.

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - End of Period
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2020	2020	2020	2020	2019
($ in thousands, except per share data)

Calculation of Tangible Common Equity and the Ratio of Tangible Common Equity to Tangible Assets

Total common stockholders' equity	$2,975,889	$2,941,474	$2,903,936	$2,844,633	$2,988,157
Intangible assets:
Goodwill	(1,075,305)	(1,075,305)	(1,064,765)	(1,064,978)	(1,055,520)
Other intangible assets	(111,110)	(114,460)	(117,823)	(121,673)	(127,340)
Total intangibles	(1,186,415)	(1,189,765)	(1,182,588)	(1,186,651)	(1,182,860)
Tangible common stockholders' equity	$1,789,474	$1,751,709	$1,721,348	$1,657,982	$1,805,297

Total assets	$22,359,752	$21,437,395	$21,903,684	$20,841,352	$21,259,143
Intangible assets:
Goodwill	(1,075,305)	(1,075,305)	(1,064,765)	(1,064,978)	(1,055,520)
Other intangible assets	(111,110)	(114,460)	(117,823)	(121,673)	(127,340)
Total intangibles	(1,186,415)	(1,189,765)	(1,182,588)	(1,186,651)	(1,182,860)
Tangible assets	$21,173,337	$20,247,630	$20,721,096	$19,654,701	$20,076,283

Paycheck protection program ("PPP") loans	(904,673)	(970,488)	(963,712)
Total assets excluding PPP loans	$21,455,079	$20,466,907	$20,939,972
Tangible assets excluding PPP loans	$20,268,664	$19,277,142	$19,757,384

Ratio of equity to assets	13.31%	13.72%	13.26%	13.65%	14.06%
Ratio of equity to assets excluding PPP loans	13.87%	14.38%	13.87%
Ratio of tangible common equity to tangible assets	8.45%	8.65%	8.31%	8.44%	8.99%
Ratio of tangible common equity to tangible assets excluding PPP loans	8.83%	9.09%	8.71%

Calculation of Tangible Book Value per Share

Total common stockholders' equity	$2,975,889	$2,941,474	$2,903,936	$2,844,633	$2,988,157
Intangible assets:
Goodwill	(1,075,305)	(1,075,305)	(1,064,765)	(1,064,978)	(1,055,520)
Other intangible assets	(111,110)	(114,460)	(117,823)	(121,673)	(127,340)
Total intangibles	(1,186,415)	(1,189,765)	(1,182,588)	(1,186,651)	(1,182,860)
Tangible common stockholders' equity	$1,789,474	$1,751,709	$1,721,348	$1,657,982	$1,805,297
Shares of common stock outstanding	108,077,662	109,023,781	108,994,389	108,966,331	113,628,601
Book value per common share	$27.53	$26.98	$26.64	$26.11	$26.30
Tangible book value per common share	$16.56	$16.07	$15.79	$15.22	$15.89

Calculation of Regulatory Tier 1 Leverage Ratio Excluding Average PPP Loans

Total Tier 1 capital	$1,884,563	$1,868,173	$1,820,488

Adjusted average assets for leverage ratio	$20,765,127	$20,652,454	$20,742,824
Average PPP loans	(937,544)	(967,152)	(645,172)
Adjusted average assets excluding average PPP loans	$19,827,583	$19,685,302	$20,097,652

Tier 1 leverage ratio	9.08%	9.05%	8.78%
Tier 1 leverage ratio excluding average PPP loans	9.50%	9.49%	9.06%

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Quarter-to-Date
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2020	2020	2020	2020	2019
($ in thousands)
Calculation of Core Return on Average Assets

Net income	$52,955	$65,885	$58,789	$77,223	$52,709
Net non-core items, net of taxes, adjustment	9,022	2,453	1,358	(3,385)	18,365
Core earnings	$61,977	$68,338	$60,147	$73,838	$71,074

Average total assets	$21,852,094	$21,765,321	$21,822,273	$20,920,223	$20,041,890

Return on average assets	0.96%	1.20%	1.08%	1.48%	1.04%
Core return on average assets	1.13%	1.25%	1.11%	1.42%	1.41%

Calculation of Return on Tangible Common Equity

Net income	$52,955	$65,885	$58,789	$77,223	$52,709
Amortization of intangibles, net of taxes	2,475	2,483	2,489	2,521	2,416
Total income available to common stockholders	$55,430	$68,368	$61,278	$79,744	$55,125

Net non-core items, net of taxes	9,022	2,453	1,358	(3,385)	18,365
Core earnings	61,977	68,338	60,147	73,838	71,074
Amortization of intangibles, net of taxes	2,475	2,483	2,489	2,521	2,416
Total core income available to common stockholders	$64,452	$70,821	$62,636	$76,359	$73,490

Average common stockholders' equity	$2,955,865	$2,942,045	$2,879,337	$2,869,177	$2,611,143
Average intangible assets:
Goodwill	(1,075,305)	(1,064,893)	(1,064,955)	(1,055,498)	(997,004)
Other intangibles	(113,098)	(116,385)	(120,111)	(125,746)	(118,311)
Total average intangibles	(1,188,403)	(1,181,278)	(1,185,066)	(1,181,244)	(1,115,315)
Average tangible common stockholders' equity	$1,767,462	$1,760,767	$1,694,271	$1,687,933	$1,495,828

Return on average common equity	7.13%	8.91%	8.21%	10.83%	8.01%
Return on tangible common equity	12.48%	15.45%	14.55%	19.00%	14.62%
Core return on average common equity	8.34%	9.24%	8.40%	10.35%	10.80%
Core return on tangible common equity	14.51%	16.00%	14.87%	18.19%	19.49%

Calculation of Efficiency Ratio (1)

Non-interest expense	$128,135	$118,949	$117,598	$128,813	$142,095
Non-core non-interest expense adjustment	(12,489)	(3,690)	(4,044)	(1,306)	(24,868)
Other real estate and foreclosure expense adjustment	(545)	(600)	(242)	(319)	(1,063)
Amortization of intangibles adjustment	(3,351)	(3,362)	(3,369)	(3,413)	(3,270)
Efficiency ratio numerator	$111,750	$111,297	$109,943	$123,775	$112,894

Net-interest income	$154,960	$153,610	$163,681	$167,483	$167,066
Non-interest income	44,056	71,851	50,227	82,394	45,630
Non-core non-interest income adjustment	(275)	(370)	(2,204)	(5,889)	-
Fully tax-equivalent adjustment (effective tax rate of 26.135%)	3,482	2,864	2,350	2,305	2,172
Gain on sale of securities	(16)	(22,305)	(390)	(32,095)	(377)
Efficiency ratio denominator	$202,207	$205,650	$213,664	$214,198	$214,491

Efficiency ratio (1)	55.27%	54.12%	51.46%	57.79%	52.63%

(1) Efficiency ratio is core non-interest expense before foreclosed property expense and amortization of intangibles as a percent of net interest income (fully taxable equivalent) and non-interest revenues, excluding gains and losses from securities transactions and non-core items.

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Quarter-to-Date (continued)
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2020	2020	2020	2020	2019
($ in thousands)
Calculation of Core Net Interest Margin

Net interest income	$154,960	$153,610	$163,681	$167,483	$167,066
Fully tax-equivalent adjustment (effective tax rate of 26.135%)	3,482	2,864	2,350	2,305	2,172
Fully tax-equivalent net interest income	158,442	156,474	166,031	169,788	169,238

Total accretable yield	(8,999)	(8,948)	(11,723)	(11,837)	(15,100)
Core net interest income	$149,443	$147,526	$154,308	$157,951	$154,138

PPP loan and excess liquidity interest income	(6,983)	(6,131)	(5,623)
Net interest income adjusted for PPP loans and liquidity	$151,459	$150,343	$160,408

Average earning assets	$19,573,651	$19,415,314	$19,517,475	$18,581,491	$17,753,004
Average PPP loan balance and excess liquidity	(2,837,125)	(2,359,928)	(2,071,411)
Average earning assets adjusted for PPL loans and liquidity	$16,736,526	$17,055,386	$17,446,064

Net interest margin	3.22%	3.21%	3.42%	3.68%	3.78%
Core net interest margin	3.04%	3.02%	3.18%	3.42%	3.44%
Net interest margin adjusted for PPP loans and liquidity	3.60%	3.51%	3.70%

Calculation of Core Loan Yield

Loan interest income (FTE)	$160,306	$163,379	$177,168	$187,566	$193,402
Total accretable yield	(8,999)	(8,948)	(11,723)	(11,837)	(15,100)
Core loan interest income	$151,307	$154,431	$165,445	$175,729	$178,302
PPP loan interest income	(6,457)	(5,782)	(3,733)
Core loan interest income without PPP loans	$144,850	$148,649	$161,712

Average loan balance	$13,457,077	$14,315,014	$14,731,306	$14,548,853	$14,144,703
Average PPP loan balance	(937,544)	(967,152)	(645,172)
Average loan balance without PPP loans	$12,519,533	$13,347,862	$14,086,134

Core loan yield	4.47%	4.29%	4.52%	4.86%	5.00%
Core loan yield without PPP loans	4.60%	4.43%	4.62%

Calculation of Adjusted Pre-Tax, Pre-Provision (PTPP) Earnings

Net income available to common stockholders	$52,955	$65,885	$58,789	$77,223	$52,709
Provision for income taxes	10,970	17,633	15,593	20,694	12,976
Provision for credit losses (including provision for unfunded commitments)	6,943	22,981	21,915	23,134	4,903
(Gain) loss on sale of securities	(16)	(22,305)	(390)	(32,095)	(377)
Net pre-tax non-core items	12,214	3,320	1,840	(4,583)	24,868
Adjusted Pre-tax, pre-provision (PTPP) earnings	$83,066	$87,514	$97,747	$84,373	$95,079

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Year-to-Date
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2020	2020	2020	2020	2019
($ in thousands)
Calculation of Core Return on Average Assets

Net income	$254,852	$201,897	$136,012	$77,223	$237,828
Net non-core items, net of taxes, adjustment	9,448	426	(2,027)	(3,385)	31,738
Core earnings	$264,300	$202,323	$133,985	$73,838	$269,566

Average total assets	$21,590,745	$21,503,564	$21,371,248	$20,920,223	$17,871,748

Return on average assets	1.18%	1.25%	1.28%	1.48%	1.33%
Core return on average assets	1.22%	1.26%	1.26%	1.42%	1.51%

Calculation of Return on Tangible Common Equity

Net income	$254,852	$201,897	$136,012	$77,223	$237,828
Amortization of intangibles, net of taxes	9,968	7,493	5,010	2,521	8,720
Total income available to common stockholders	$264,820	$209,390	$141,022	$79,744	$246,548

Net non-core items, net of taxes	9,448	426	(2,027)	(3,385)	31,738
Core earnings	264,300	202,323	133,985	73,838	269,566
Amortization of intangibles, net of taxes	9,968	7,493	5,010	2,521	8,720
Total core income available to common stockholders	$274,268	$209,816	$138,995	$76,359	$278,286

Average common stockholders' equity	$2,921,039	$2,910,366	$2,894,351	$2,869,177	$2,396,024
Average intangible assets:
Goodwill	(1,065,190)	(1,061,793)	(1,060,226)	(1,055,498)	(921,635)
Other intangibles	(118,812)	(120,731)	(122,928)	(125,746)	(104,000)
Total average intangibles	(1,184,002)	(1,182,524)	(1,183,154)	(1,181,244)	(1,025,635)
Average tangible common stockholders' equity	$1,737,037	$1,727,842	$1,711,197	$1,687,933	$1,370,389

Return on average common equity	8.72%	9.27%	9.45%	10.83%	9.93%
Return on tangible common equity	15.25%	16.19%	16.57%	19.00%	17.99%
Core return on average common equity	9.05%	9.29%	9.31%	10.35%	11.25%
Core return on tangible common equity	15.79%	16.22%	16.33%	18.19%	20.31%

Calculation of Efficiency Ratio (1)

Non-interest expense	$493,495	$365,360	$246,411	$128,813	$461,112
Non-core non-interest expense adjustment	(21,529)	(9,040)	(5,350)	(1,306)	(42,972)
Other real estate and foreclosure expense adjustment	(1,706)	(1,161)	(561)	(319)	(3,282)
Amortization of intangibles adjustment	(13,495)	(10,144)	(6,782)	(3,413)	(11,805)
Efficiency ratio numerator	$456,765	$345,015	$233,718	$123,775	$403,053

Net-interest income	$639,734	$484,774	$331,164	$167,483	$601,753
Non-interest income	248,528	204,472	132,621	82,394	205,031
Non-core non-interest income adjustment	(8,738)	(8,463)	(8,093)	(5,889)	-
Fully tax-equivalent adjustment (effective tax rate of 26.135%)	11,001	7,519	4,655	2,305	7,322
Gain on sale of securities	(54,806)	(54,790)	(32,485)	(32,095)	(13,314)
Efficiency ratio denominator	$835,719	$633,512	$427,862	$214,198	$800,792

Efficiency ratio (1)	54.66%	54.46%	54.62%	57.79%	50.33%

(1) Efficiency ratio is core non-interest expense before foreclosed property expense and amortization of intangibles as a percent of net interest income (fully taxable equivalent) and non-interest revenues, excluding gains and losses from securities transactions and non-core items.

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Year-to-Date (continued)
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2020	2020	2020	2020	2019
($ in thousands)
Calculation of Core Net Interest Margin

Net interest income	$639,734	$484,774	$331,164	$167,483	$601,753
Fully tax-equivalent adjustment (effective tax rate of 26.135%)	11,001	7,519	4,655	2,305	7,322
Fully tax-equivalent net interest income	650,735	492,293	335,819	169,788	609,075

Total accretable yield	(41,507)	(32,508)	(23,560)	(11,837)	(41,244)
Core net interest income	$609,228	$459,785	$312,259	$157,951	$567,831
Average earning assets	$19,272,886	$19,172,318	$19,049,487	$18,581,491	$15,824,571

Net interest margin	3.38%	3.43%	3.55%	3.68%	3.85%
Core net interest margin	3.16%	3.20%	3.30%	3.42%	3.59%

Calculation of Core Loan Yield

Loan interest income (FTE)	$688,600	$528,294	$364,915	$187,566	$710,935
Total accretable yield	(41,507)	(32,508)	(23,560)	(11,837)	(41,244)
Core loan interest income	$647,093	$495,786	$341,355	$175,729	$669,691
Average loan balance	$14,260,689	$14,530,938	$14,640,082	$14,548,853	$12,938,013

Core loan yield	4.54%	4.56%	4.69%	4.86%	5.18%

Calculation of Adjusted Pre-Tax, Pre-Provision (PTPP) Earnings

Net income available to common stockholders	$254,852	$201,897	$136,012	$77,223	$237,828
Provision for income taxes	64,890	53,920	36,287	20,694	64,265
Provision for credit losses (including provision for unfunded commitments)	74,973	68,030	45,049	23,134	43,240
(Gain) loss on sale of securities	(54,806)	(54,790)	(32,485)	(32,095)	(13,314)
Net pre-tax non-core items	12,791	577	(2,743)	(4,583)	42,972
Adjusted Pre-tax, pre-provision (PTPP) earnings	$352,700	$269,634	$182,120	$84,373	$374,991